(2)(n)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Prime Rate Trust

We consent to the use of our report dated April 26, 2012, incorporated herein by reference, to ING Prime Rate Trust, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

June 27, 2012